Exhibit 10(b)(i)

AMENDMENT No. 1 TO

RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN

(As Amended and Restated Effective June 1, 1997)

RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as previously amended and restated effective June 1, 1997 (the “Plan”), as follows:

1. The second sentence of Section 2.l8(a)(2) of the Plan is deleted and the following sentence is substituted in its place effective June 1, 1997:

In the case of payments which are computed on the basis of specific periods of time during which no duties are performed, the Employee shall receive credit for Hours of Service as if he had actually worked during such periods of time, computed and credited as provided in Section 2.18(a)(l).

2. The following sentence is added to Section 2.18(c) of the Plan, effective May 8, 2001:

Service by an individual on behalf of Baron Electronic Sales Co., Inc. before he became an Employee shall be considered service on behalf of the Employer for purposes of this Section 2.18, effective May 8, 2001, and including service prior to that date.

3. Section 9. l(f) is added to the Plan to read as follows, effective June 1, 1997:

(f) Notwithstanding any other provision of the Plan, but subject to Section 9.1(c), unless a Participant otherwise elects, the payment of benefits under the Plan to him shall begin not later than the 60th day after the close of the Plan Year in which (1) occurs the date on which he attains his Normal Retirement Date, (2) occurs the 10th anniversary of the year in which he commenced participation in the Plan or (3) he terminates his service with the Employer.

4. The following sentence is added to Section 9.10(b)(4) of the Plan after the first sentence thereof, effective December 31, 1998:

The term “eligible rollover distribution” shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998.

5. Section 17.11 is added to the Plan to read as follows effective June 1, 1997:

17.11 Valuation of Stock Not Readily Tradable on an Established Market

All valuations of Stock which is not readily tradable on an established securities market with respect to activities carried on by the Plan shall be by an independent appraiser. The term “independent appraiser” shall mean any appraiser meeting requirements similar to the requirements of the regulations promulgated under Section 170(a)(l) of the Code.

Dated this 17th day of Oct., 2001.

RICHARDSON ELECTRONICS, LTD.

By	/s/ William G. Seils
William G. Seils
Senior Vice President,
General Counsel and Secretary